Exhibit 10.1

IA Global, Inc.

Amendment to Binding Term Sheet

April 16, 2008

1.	Parties

IA Global, Inc. (as “Purchaser”) and Asia Premier Business Suites, Inc. (as “Seller”).

2.	Amendment to January 30, 2008 Term Sheet

•	The parties entered into a Term Sheet on January 30, 2008 related to the acquisition of the Asia Premier Business Suites, Inc.

•	Purchaser and Seller hereby agree to extend the closing date to May 13, 2008.

•	The notes payable maybe repaid at any time without penalty.

•	The earn-out may be settled in prior to the nine months by mutual agreement of the parties.

•	No other terms of the January 30, 2008 Binding Term Sheet change.

IA Global, Inc.	Asia Premier Business Suites, Inc.

/s/ Derek Schneideman	/s/ Jonathan Miller
Derek Schneideman, CEO	Jonathan Miller, CEO

/s/ Renee Rilloraza
Renee Rilloraza, President